Exhibit 99.1

NUVERRA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

SCOTTSDALE, AZ (March 9, 2020) - Nuverra Environmental Solutions, Inc. (NYSE American: NES) (“Nuverra” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2019.
SUMMARY OF FINANCIAL RESULTS

•	For the full year ended 2019, NES generated revenue of $168.2 million versus $197.5 million for the full year ended 2018.

•	For the full year ended 2019, net loss improved $4.3 million to $54.9 million compared to $59.3 million for the full year ended 2018, a 7% improvement year over year.

•	For the full year ended 2019, adjusted EBITDA increased $0.9 million to $17.4 million versus $16.5 million for the full year ended 2018, a 6% increase year over year.

•	Total disposal volumes for the year ended 2019 increased to 134 MBpd versus 111 MBpd in the year ended 2018.

•	Fourth quarter of 2019 revenue decreased 24.2%, or $11.9 million when compared to the same period in the prior year.

•
Net loss for the fourth quarter of 2019 was $37.5 million compared to a net loss of $8.8 million in the fourth quarter of 2018, primarily a result of a $29.5 million non-cash impairment charge taken in the fourth quarter of 2019 to write-off goodwill established as part of the Company’s fresh start accounting entries in 2017 and as a result of Clearwater acquisition in 2018.

•	Adjusted EBITDA for the fourth quarter of 2019 was $3.1 million, a decrease of $3.0 million compared with $6.1 million in the fourth quarter of 2018.

•	Total liquidity available as of December 31, 2019 was $17.5 million. The Company had nothing borrowed under either of its available lines of credit.

•	Made $4.9 million of principal payments in 2019.

•
Gross capital expenditures of $8.2 million during the full year ended 2019, including the purchase of new trucks as well as expenditures to extend the useful life and productivity of our fleet, equipment and disposal wells. With the conclusion of these investments in 2019, the Company had replaced or upgraded 25% of the water hauling truck fleet and implemented new transportation management software and GPS tracking systems in all areas of operations.

•	Reduced non-revenue generating workforce by 8% during 2019.

“While we made significant progress with operational and technology initiatives, 2019 was challenging as commodity prices fell throughout the year,” said Charlie Thompson, Chief Executive Officer and Interim Chief Financial Officer. “Our customers faced pressures to reduce costs in all of our regions and aggressively pushed service providers for pricing concessions. At the same time, drilling activity slowed which reduced available opportunities for us. Many of our competitors also responded aggressively to the challenging industry conditions. Despite these challenges, from a safety perspective, 2019 marked the lowest TRIR rate in Nuverra history, for which we are proud. While we feel the same pressures entering 2020, we remain focused on safety as well as providing reliable and high quality service for our customers. As we have been, we will continue to evaluate costs throughout the business.”

FOURTH QUARTER 2019 RESULTS
In the Rocky Mountain region, revenue declined approximately 28.7%, or $8.7 million, in the fourth quarter of 2019 compared to the fourth quarter of 2018 due to a $4.5 million decline in third party trucking revenue and a $3.2 million decline in water transfer revenues from lay flat temporary hose. Third party trucking revenues tend to be a lower margin business and are most often associated with fracs and flowbacks and have historically been most active around our Dickinson yard. Well completion activity in the Dickinson area decreased as many of the operators for whom we did work for in 2018 were active in other parts of the basin in 2019. In the fourth quarter of 2018, third party trucking revenue averaged $2.1 million per month compared to $0.6 million per month in the fourth quarter of 2019. However, company-owned trucking revenue averaged $3.5 million per month in the fourth quarter of 2019 versus $3.6 million in the fourth quarter of 2018 as driver count remained roughly flat year over year. The other businesses in the Rocky Mountain Region were relatively steady with landfill and rental revenues down slightly and Landtech disposal revenues increasing.

In the Northeast region, revenue declined 20.3%, or $2.8 million, in the fourth quarter of 2019 compared to the fourth quarter of 2018 driven by decreases in disposal and trucking. In the fourth quarter of 2019, natural gas prices declined to an average of $2.40 from an average of $3.77 in the fourth quarter of 2018, a 36% decrease. As a result, operator activity declined and competition among the oil service companies increased dramatically. On a year over year basis, our disposal pricing declined approximately 10% and our billed trucking hours declined a similar percentage, largely as a function of increased reuse which is characterized by shorter hauls. Disposal volumes were flat year over year.
In the Southern region, revenue declined 8.3%, or $0.4 million, in the fourth quarter of 2019 compared to the fourth quarter of 2018 mostly as a result of lower pricing. Reduced pipeline disposal volumes from a major customer were replaced by lower priced volumes into our truck transfer stations. While pricing declined, overall volumes were flat, a positive development driven by a strong sales effort.
Total costs and expenses for the fourth quarter of 2019 and 2018 were $73.9 million and $55.7 million, respectively. Total costs and expenses, adjusted for special items, for the fourth quarter of 2019 were $43.1 million, or an 18.5.% decrease, when compared with $52.9 million in the fourth quarter of 2018. This is primarily as a result of lower activity levels and active cost reduction efforts over the past year. As part of our focus on costs, non-revenue generating headcount dropped 8% year over year. We will continue to scrutinize costs throughout 2020.
Net loss for the fourth quarter of 2019 was $37.5 million, an increase of $28.7 million as compared to a net loss for the fourth quarter of 2018 of $8.8 million. For the fourth quarter of 2019, the Company reported a net loss, adjusted for special items, of $7.0 million. This compares with a net loss, adjusted for special items, of $6.0 million in the fourth quarter of 2018. Special items in the fourth quarter of 2019 included goodwill impairment charges of $29.5 million.
Adjusted EBITDA for the fourth quarter of 2019 was $3.1 million, a decrease of $3.0 million or 49.7%, as compared to adjusted EBITDA for the fourth quarter of 2018 of $6.1 million. The decrease is a function of the reasons discussed previously. Fourth quarter 2019 adjusted EBITDA margin was 8.2%, compared with 12.4% in the fourth quarter of 2018 driven primarily by the loss of a high margin customer on the pipeline in the Southern region and the loss of high margin water transfer via lay flat hose business in the Rocky Mountain region in 2019.
2019 RESULTS

2019 revenue was $168.2 million, compared to $197.5 million in 2018. This is primarily due to decreases in water transfer services in all three divisions. Additionally, $1.8 million in revenues associated with the Eagle Ford Shale area were included in revenues in 2018 but were not reflected in 2019 because the Company exited the Eagle Ford Shale area as of March 1, 2018.

2019 adjusted EBITDA was $17.4 million, an increase of $0.9 million, or 5.5%, when compared with 2018. Adjusted EBITDA margin for 2019 was 10.4%, compared with 8.4% in 2018. Full year margin improved as revenue declines were primarily driven by our lower margin outsourced trucking activity, along with continued focus on cost reduction activities.

The Rocky Mountain division experienced an 18.9%, or $24.2 million, decrease in revenue in 2019 compared to 2018 partially driven by the movement of rigs north and east of Nuverra’s largest position in the Williston / Watford City / Dickinson area. The main driver of the decrease was a $15.7 million decline in owner operator / third-party revenue in the Dickinson yard. Major customers stopped trucking freshwater to fracs and moved development locations in the basin where lay flat pipe could be used in lieu of trucking fresh water. Third party work is our lowest margin activity. As a result of this mix change, the total Rocky Mountain margin improved year over year. Company trucking covers the majority of the recurring revenue in the Rocky Mountain region and generated $42.7 million of revenue in both 2018 and 2019. Disposal experienced higher volume activity resulting from a targeted sales strategy and an effort to integrate our trucking and salt water disposal wells, increasing revenue by $2.0 million or 23%. Water transfer revenues from temporary lay flat hose declined $8.0 million primarily driven by an increase in the number of competitors and challenges in sourcing fresh water, which is often a requirement to competitively bid jobs. Landfill experienced lower volumes and pricing due to enhanced competition and the movement of rigs mentioned previously, partially offset by an $0.9 million decrease in third-party hauling costs associated with these lower volumes. Rental revenue grew 2.1% to $15.4 million.

In the Northeast region, revenue increased 1.0%, or $0.4 million in 2019 compared to 2018. An upswing in the reuse of production water in customer completion activities and lower commodity prices led to a reduction in both price and activity for our water transfer services. Disposal revenue increased $5.0 million due to the Clearwater acquisition, but non-Clearwater volumes and revenue were down due to increased water reuse, lower activity levels and the reallocation of water to the Clearwater wells from other Nuverra disposal facilities. Overall billable trucking hours were down 9%, with revenue decreasing from $33.9 million to $29.6 million. Unbilled hours remained relatively flat increasing costs as drivers were kept on the payroll.
In the Southern region, revenue declined 20.9%, or $5.5 million in 2019 compared to 2018. Despite the decline in revenue, total pipeline volume increased in 2019 driven by higher volumes at our primary truck drop station from a number of new customers. The decline in EBITDA versus 2018 was primarily driven by pipeline customer mix, with a major customer’s piped volume decreasing as expected in May after providing significant revenue in 2019. Disposal revenue was effectively flat with pricing decreases negating the slight increase in volumes (6.0% increase). Trucking total billed hours were down approximately 24% for 2019 and revenue decreased $1.1 million as a result of overall lower customer activity in the region.

2019 net loss was $54.9 million, an improvement of $4.3 million when compared with a net loss of $59.3 million in 2018. 2019 net loss, adjusted for special items, was $23.9 million, an improvement of $12.1 million when compared with a net loss, adjusted for special items, of $36.0 million in 2018. 2019 special items primarily included goodwill impairment charges for goodwill that was established based on valuations performed at the time of the Company’s emergence from bankruptcy in 2017.

CASH FLOW AND LIQUIDITY

Net cash provided by operating activities for 2019 was $6.5 million, while capital expenditures net of asset sales consumed cash of $1.3 million. Asset sales were related to unused or under-utilized assets. Capital expenditures for 2019 of $8.2 million primarily included the purchase of new trucks as well as expenditures to extend the useful life and productivity of our fleet, equipment and disposal wells.
Total liquidity available as of December 31, 2019 was $17.5 million. This consisted of cash and available revolver borrowings of $11.8 million, plus an additional $5.7 million delayed draw borrowing capacity under our second lien term loan. As of December 31, 2019, total debt outstanding was $36.5 million, consisting of $18.0 million under our senior secured term loan facility, $9.0 million under our second lien term loan facility, $0.7 million for a vehicle term loan, and $8.8 million of finance leases.

About Nuverra
Nuverra Environmental Solutions, Inc. provides water logistics and oilfield services to customers focused on the development and ongoing production of oil and natural gas from shale formations in the United States. Our services include the delivery, collection, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. We provide a suite of solutions to customers who demand safety, environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the loss of one or more of our larger customers; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, successfully integrating acquired business operations, and identifying and managing risks inherent in acquisitions and divestitures, as well as differences in the type and availability of consideration or financing for such acquisitions and divestitures; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuation in the trading prices of our common stock; the effects of our completed restructuring on the Company and the interest of various constituents; risks and uncertainties associated with our completed restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; present and possible future claims, litigation or enforcement actions or investigations; risks associated with changes in industry practices and operational technologies and the impact on our business; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, permitting and licensing, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the unknown future impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal and transportation of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Contact
Nuverra Environmental Solutions, Inc.
Investor Relations
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Service revenue	$33,440	$45,252	$152,541	$181,793
Rental revenue	3,833	3,949	15,697	15,681
Total revenue	37,273	49,201	168,238	197,474
Costs and expenses:
Direct operating expenses	29,648	38,447	131,019	158,896
General and administrative expenses	5,335	7,327	20,864	38,510
Depreciation and amortization	8,843	9,703	36,183	46,434
Impairment of long-lived assets	529	252	766	4,815
Impairment of goodwill	29,518	—	29,518	—
Other, net	—	2	(10)	1,119
Total costs and expenses	73,873	55,731	218,340	249,774
Operating loss	(36,600)	(6,530)	(50,102)	(52,300)
Interest expense, net	(1,230)	(2,278)	(5,227)	(5,973)
Other income, net	45	213	502	896
Reorganization items, net	—	(70)	(200)	(1,679)
Loss before income taxes	(37,785)	(8,665)	(55,027)	(59,056)
Income tax benefit (expense)	261	(138)	90	(207)
Net loss	$(37,524)	$(8,803)	$(54,937)	$(59,263)

Earnings per common share:
Net loss per basic common share	$(2.39)	$(0.72)	$(3.50)	$(5.01)

Net loss per diluted common share	$(2.39)	$(0.72)	$(3.50)	$(5.01)

Weighted average shares outstanding:
Basic	15,731	12,226	15,676	11,829
Diluted	15,731	12,226	15,676	11,829

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2019	2018
Assets
Cash and cash equivalents	$4,788	$7,302
Restricted cash	922	656
Accounts receivable, net	26,493	31,392
Inventories	3,177	3,358
Prepaid expenses and other receivables	3,264	2,435
Other current assets	231	1,582
Assets held for sale	2,664	2,782
Total current assets	41,539	49,507
Property, plant and equipment, net	190,817	215,640
Operating lease assets	2,886	—
Equity investments	39	41
Intangibles, net	640	1,112
Goodwill	—	29,518
Other assets	178	118
Total assets	$236,099	$295,936
Liabilities and Shareholders’ Equity
Accounts payable	$5,633	$9,061
Accrued and other current liabilities	10,064	16,704
Current portion of long-term debt	6,430	38,305
Current contingent consideration	—	500
Total current liabilities	22,127	64,570
Long-term debt	30,005	27,628
Noncurrent operating lease liabilities	1,457	—
Deferred income taxes	91	181
Long-term contingent consideration	500	—
Other long-term liabilities	7,487	7,130
Total liabilities	61,667	99,509
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—
Common stock	158	122
Additional paid-in capital	337,628	303,463
Treasury stock	(436)	—
Accumulated deficit	(162,918)	(107,158)
Total shareholders’ equity	174,432	196,427
Total liabilities and shareholders’ equity	$236,099	$295,936

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(54,937)	$(59,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,183	46,434
Amortization of debt issuance costs, net	328	186
Accrued interest added to debt principal	—	119
Stock-based compensation	2,026	12,717
Impairment of long-lived assets	766	4,815
Impairment of goodwill	29,518	—
Gain on sale of UGSI	—	(75)
Gain on disposal of property, plant and equipment	(1,967)	(895)
Bad debt recoveries	(22)	(328)
Change in fair value of derivative warrant liability	(34)	(443)
Deferred income taxes	(90)	265
Other, net	340	355
Changes in operating assets and liabilities:
Accounts receivable	4,921	1,798
Prepaid expenses and other receivables	(729)	800
Accounts payable and accrued liabilities	(11,014)	3,634
Other assets and liabilities, net	1,230	(670)
Net cash provided by operating activities	6,519	9,449
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	6,979	19,140
Purchases of property, plant and equipment	(8,243)	(12,241)
Proceeds from the sale of UGSI	—	75
Cash paid for acquisitions, net of cash acquired	—	(42,292)
Net cash used in investing activities	(1,264)	(35,318)
Cash flows from financing activities:
Proceeds from Successor First and Second Lien Term Loans	—	10,000
Payments on Successor First and Second Lien Term Loans	(4,949)	(13,434)
Proceeds from Successor revolving facility	184,912	226,371
Payments on Successor revolving facility	(184,912)	(226,371)
Proceeds from Bridge Term Loan	—	32,500
Payments on Bridge Term Loan	(31,382)
Payments for debt issuance costs	—	(167)
Issuance of stock	31,057	—
Payments on finance leases and other financing activities	(2,229)	(1,856)
Net cash (used in) provided by financing activities	(7,503)	27,043
Change in cash, cash equivalents and restricted cash	(2,248)	1,174
Cash and cash equivalents, beginning of period	7,302	5,488
Restricted cash, beginning of period	656	1,296
Cash, cash equivalents and restricted cash, beginning of period	7,958	6,784
Cash and cash equivalents, end of period	4,788	7,302
Restricted cash, end of period	922	656
Cash, cash equivalents and restricted cash, end of period	$5,710	$7,958

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company’s liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Net (Loss) Income to EBITDA and Total Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(37,524)	$(8,803)	$(54,937)	$(59,263)
Depreciation and amortization	8,843	9,703	36,183	46,434
Interest expense, net	1,230	2,278	5,227	5,973
Income tax (benefit) expense	(261)	138	(90)	207
EBITDA	(27,712)	3,316	(13,617)	(6,649)
Adjustments:
Transaction-related costs	530	846	444	1,291
Stock-based compensation	286	1,225	2,026	12,717
Change in fair value of derivative warrant liability	(2)	(120)	(34)	(443)
Reorganization items, net [1]	—	70	200	1,679
Legal and environmental costs, net	—	111	53	(341)
Impairment of long-lived assets	529	252	766	4,815
Impairment of goodwill	29,518	—	29,518	—
Restructuring, exit and other costs	—	2	(10)	1,119
Gain on the sale of UGSI	—	—	—	(75)
Integration, severance and rebranding costs	59	371	59	3,308
(Gain) loss on disposal of assets	(139)	24	(1,967)	(895)
Total Adjusted EBITDA	$3,069	$6,097	$17,438	$16,526

[1]	Reorganization items, net represents the costs related to the chapter 11 filing incurred after the May 1, 2017 filing date.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended December 31, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$21,686	$10,836	$4,751	$—	$37,273
Direct operating expenses	17,324	8,764	3,560	—	29,648
General and administrative expenses	1,392	658	279	3,006	5,335
Depreciation and amortization	4,185	2,603	2,051	4	8,843
Operating loss	(6,137)	(23,579)	(3,874)	(3,010)	(36,600)
Operating margin %	(28.3)%	(217.6)%	(81.5)%	NA	(98.2)%
Loss before income taxes	(6,298)	(23,702)	(3,928)	(3,857)	(37,785)

Net loss	(6,298)	(23,702)	(3,928)	(3,596)	(37,524)
Depreciation and amortization	4,185	2,603	2,051	4	8,843
Interest expense, net	204	124	54	848	1,230
Income tax benefit	—	—	—	(261)	(261)
EBITDA	$(1,909)	$(20,975)	$(1,823)	$(3,005)	$(27,712)

Adjustments, net	5,020	22,303	2,644	814	30,781
Adjusted EBITDA	$3,111	$1,328	$821	$(2,191)	$3,069
Adjusted EBITDA margin %	14.3%	12.3%	17.3%	NA	8.2%

Three months ended December 31, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$30,424	$13,598	$5,179	$—	$49,201
Direct operating expenses	24,153	10,964	3,330	—	38,447
General and administrative expenses	1,096	1,024	302	4,905	7,327
Depreciation and amortization	4,916	2,583	2,192	12	9,703
Operating loss	259	(973)	(899)	(4,917)	(6,530)
Operating margin %	0.9%	(7.2)%	(17.4)%	NA	(13.3)%
Loss before income taxes	252	(1,063)	(930)	(6,924)	(8,665)

Net loss	252	(1,055)	(924)	(7,076)	(8,803)
Depreciation and amortization	4,916	2,583	2,192	12	9,703
Interest expense, net	100	90	31	2,057	2,278
Income tax (benefit) expense	—	(8)	(6)	152	138
EBITDA	$5,268	$1,610	$1,293	$(4,855)	$3,316

Adjustments, net	112	(8)	308	2,369	2,781
Adjusted EBITDA	$5,380	$1,602	$1,601	$(2,486)	$6,097
Adjusted EBITDA margin %	17.7%	11.8%	30.9%	NA	12.4%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Year Ended December 31, 2019	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$103,552	$44,001	$20,685	$—	$168,238
Direct operating expenses	81,529	35,836	13,654	—	131,019
General and administrative expenses	5,021	2,880	1,104	11,859	20,864
Depreciation and amortization	16,982	10,755	8,410	36	36,183
Operating loss	(5,022)	(27,977)	(5,208)	(11,895)	(50,102)
Operating margin %	(4.8)%	(63.6)%	(25.2)%	NA	(29.8)%
Loss before income taxes	(5,479)	(28,212)	(5,428)	(15,908)	(55,027)

Net loss	(5,479)	(28,212)	(5,428)	(15,818)	(54,937)
Depreciation and amortization	16,982	10,755	8,410	36	36,183
Interest expense, net	692	469	220	3,846	5,227
Income tax benefit	—	—	—	(90)	(90)
EBITDA	$12,195	$(16,988)	$3,202	$(12,026)	$(13,617)

Adjustments, net	4,464	21,713	2,242	2,636	31,055
Adjusted EBITDA	$16,659	$4,725	$5,444	$(9,390)	$17,438
Adjusted EBITDA margin %	16.1%	10.7%	26.3%	NA	10.4%

Year Ended December 31, 2018	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$127,758	$43,564	$26,152	$—	$197,474
Direct operating expenses	101,855	37,660	19,381	—	158,896
General and administrative expenses	5,859	2,746	1,237	28,668	38,510
Depreciation and amortization	22,826	12,148	11,397	63	46,434
Operating loss	(2,782)	(9,059)	(11,396)	(29,063)	(52,300)
Operating margin %	(2.2)%	(20.8)%	(43.6)%	NA	(26.5)%
Loss before income taxes	(2,781)	(9,370)	(11,576)	(35,329)	(59,056)

Net loss	(2,781)	(9,370)	(11,576)	(35,536)	(59,263)
Depreciation and amortization	22,826	12,148	11,397	63	46,434
Interest expense, net	370	312	187	5,104	5,973
Income tax expense	—	—	—	207	207
EBITDA	$20,415	$3,090	$8	$(30,162)	$(6,649)

Adjustments, net	(157)	(1,857)	6,409	18,780	23,175
Adjusted EBITDA	$20,258	$1,233	$6,417	$(11,382)	$16,526
Adjusted EBITDA margin %	15.9%	2.8%	24.5%	NA	8.4%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended December 31, 2019
	As Reported	Special Items		As Adjusted
Revenue	$37,273	$—		$37,273
Direct operating expenses	29,648	135	[A]	29,783
General and administrative expenses	5,335	(871)	[B]	4,464
Total costs and expenses	73,873	(30,783)	[C]	43,090
Operating loss	(36,600)	30,783	[C]	(5,817)
Net loss	(37,524)	30,568	[D]	(6,956)

Net loss	$(37,524)			$(6,956)
Depreciation and amortization	8,843			8,843
Interest expense, net	1,230			1,230
Income tax benefit	(261)			(48)
EBITDA and Adjusted EBITDA	$(27,712)			$3,069

Description of 2019 Special Items:
[A]	Special items primarily includes the gain on sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation expense and transaction costs related to the exploration of strategic opportunities.
[C]
Primarily includes the aforementioned adjustments along with goodwill impairment charges of $29.5 million and long-lived asset impairment charges of $0.5 million for assets classified as held-for-sale in the Northeast division.

[D]	Primarily includes the aforementioned adjustments. Our effective tax rate for the three months ended December 31, 2019 was 0.7% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Three months ended December 31, 2018
	As Reported	Special Items		As Adjusted
Revenue	$49,201	$—		$49,201
Direct operating expenses	38,447	(24)	[E]	38,423
General and administrative expenses	7,327	(2,553)	[F]	4,774
Total costs and expenses	55,731	(2,831)	[G]	52,900
Operating loss	(6,530)	2,831	[G]	(3,699)
Net loss	(8,803)	2,825	[H]	(5,978)

Net loss	$(8,803)			$(5,978)
Depreciation and amortization	9,703			9,703
Interest expense, net	2,278			2,278
Income tax expense	138			94
EBITDA and Adjusted EBITDA	$3,316			$6,097

Description of 2018 Special Items:
[E]	Special items primarily includes the loss on sale of underutilized assets.
[F]
Primarily attributable to $0.8 million in transaction costs related to our acquisition of Clearwater Solutions on October 5, 2018, $1.3 million in severance and stock-based compensation costs for the departure of our former CFO, non-routine litigation expenses and non-routine professional fees.

[G]	Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $0.3 million for assets classified as held-for-sale in the Southern division.
[H]
Primarily includes the aforementioned adjustments along with $0.1 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $0.1 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended December 31, 2018 was (1.6)% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2019
	As Reported	Special Items		As Adjusted
Revenue	$168,238	$—		$168,238
Direct operating expenses	131,019	1,963	[A]	132,982
General and administrative expenses	20,864	(2,578)	[B]	18,286
Total costs and expenses	218,340	(30,889)	[C]	187,451
Operating loss	(50,102)	30,889	[C]	(19,213)
Net loss	(54,937)	31,004	[D]	(23,933)

Net loss	$(54,937)			$(23,933)
Depreciation and amortization	36,183			36,183
Interest expense, net	5,227			5,227
Income tax benefit	(90)			(39)
EBITDA and Adjusted EBITDA	$(13,617)			$17,438

Description of 2019 Special Items:
[A]	Special items primarily includes the gain on sale of underutilized assets.
[B]	Primarily attributable to stock-based compensation expense and transaction costs related to the exploration of strategic opportunities.
[C]
Primarily includes the aforementioned adjustments along with goodwill impairment charges of $29.5 million and long-lived asset impairment charges of $0.8 million for assets classified as held-for-sale in the Northeast and Rocky Mountain divisions.

[D]
Primarily includes the aforementioned adjustments along with $0.2 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $34 thousand associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the year ended December 31, 2019 was 0.2% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2018
	As Reported	Special Items		As Adjusted
Revenue	$197,474	$—		$197,474
Direct operating expenses	158,896	694	[E]	159,590
General and administrative expenses	38,510	(16,774)	[F]	21,736
Total costs and expenses	249,774	(22,014)	[G]	227,760
Operating loss	(52,300)	22,014	[G]	(30,286)
Net loss	(59,263)	23,256	[H]	(36,007)

Net loss	$(59,263)			$(36,007)
Depreciation and amortization	46,434			46,434
Interest expense, net	5,973			5,973
Income tax expense	207			126
EBITDA and Adjusted EBITDA	$(6,649)			$16,526

Description of 2018 Special Items:
[E]	Special items primarily includes the gain on the sale of underutilized assets.
[F]
Primarily attributable to $15.3 million in severance and stock-based compensation expense related to the departure of former CEO and CFO, $1.3 million in transaction costs related to the acquisition of Clearwater Solutions, non-routine litigation expenses and non-routine professional fees.

[G]
Primarily includes the aforementioned adjustments along with long-lived asset impairment charges of $4.8 million for assets classified as held-for-sale in the Southern, Northeast and Corporate divisions, as well as exit costs of $1.1 million for management’s decision to exit the Eagle Ford shale area as of March 1, 2018.

[H]
Primarily includes the aforementioned adjustments along with $1.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to “Reorganization items, net,” offset by a gain of $0.4 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the year ended December 31, 2018 was (0.4)% and has been applied to the special items accordingly.